UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2024
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
377 Simarano Drive
Marlborough, Massachusetts 01752
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

As previously reported in a Current Report on Form 8-K filed by IPG Photonics Corporation (the "Company") on February 21, 2024, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company and the Board approved performance measures and target incentive payouts for the Company's executive officers under the Company’s Senior Executive Annual Incentive Plan for fiscal year 2024 (the “AIP”).

The Committee recently undertook a review of the AIP as approved in February and determined that financial performance measures and targets adopted in February 2024 were no longer appropriate to incentivize management to create long-term stockholder value in light of macroeconomic uncertainty, which is impacting industrial and e-mobility markets and outside of management's control. This uncertainty weighs on demand, leading to substantially lower revenue compared to the Company's 2024 annual operating plan earlier approved by the Board.

In making this determination, the Committee considered, among other factors, the challenging demand environment across the Company's key economic regions and that uncertainty across all major geographies is likely to weigh on demand for the remainder of the year. The Committee also noted the management’s strong financial and operational execution in fiscal year 2024, which best positions the Company for improved performance as the global demand environment recovers, and the need to retain and motivate the management in a year of leadership transition. Accordingly, on August 28, 2024, the Committee approved a revised AIP (the “Revised AIP”) to align it more closely with the Company's current goals and annual operating plan for 2024.

The financial performance measure under the Revised AIP is net sales for the second half of 2024 and payout for financial and personal performance is capped at 62.5% of the original target payout, which corresponds to payout at threshold performance under the AIP approved in February. As disclosed in the Current Report on Form 8-K filed by the Company on April 30, 2024, pursuant to the terms of his employment agreement, Dr. Mark Gitin, who commenced employment as CEO in June 2024, will receive a guaranteed bonus for fiscal year 2024 and will not be impacted by the Revised AIP. Dr. Eugene Scherbakov and Dr. Alexander Ovtchinnikov, previously disclosed as named executive officers of the Company, will not participate in the Revised AIP as a result of no longer being executive officers of the Company.

Under the Revised AIP, the executive officers listed below can receive cash incentive payments listed in the following table as a percentage of base salaries based upon achievement of the minimum to maximum objectives for both financial performance measures and for individual performance.

Name	Target (Financial plus Individual)(1)	Financial Performance Minimum(1)	Financial Performance Maximum(1)	Individual Performance Maximum(1)	Maximum Award Payout(1)(2)
Timothy P.V. Mammen	50%	15%	30%	20%	50%
Angelo P. Lopresti	50%	15%	30%	20%	50%
Trevor Ness	50%	15%	30%	20%	50%
(1)	As a percentage of base salary.
(2)	Maximum award payout is 62.5% of the target award (financial plus individual) approved by the Committee in February 2024.

Item 8.01. Other Events.

On August 29, 2024, the Company and its wholly owned subsidiary, IPG Laser GmbH & Co. KG, completed the sale of the Company’s Russian subsidiary, Scientific and Technical Association “IRE-Polus”, pursuant to a share purchase agreement with a purchaser entity associated with Softline Projects LLC and current management of IRE-Polus. The proceeds from the transaction are $51 million before advisory and other fees.

The sale of IRE-Polus includes the entirety of the Company’s operations in Russia, including the Company’s manufacturing sites in Fryazino, Russia.

The Company expects to record total estimated charges of $195 million to $210 million. Of these total estimated charges, $60 million to $65 million relates to the carrying value of net assets of IRE-Polus that is in excess of net proceeds received on the sale and $135 million to $145 million relates to the cumulative translation adjustment component of other comprehensive income that is included in shareholders equity. These losses will be recorded during the third quarter of 2024 in connection with the transaction.

As previously disclosed, as a result of the Russia-Ukraine conflict and related sanctions, the Company’s ability to ship and receive components from its Russian operations was significantly curtailed. In response, the Company expanded its manufacturing capacity in Germany, the United States and Italy, and added new manufacturing capacity in Poland which effectively offset its inability to utilize the Russian operations.

The Company expects that this sale will reduce third quarter revenue as compared to previously provided guidance by approximately $5 million. IRE-Polus revenue accounts for less than 5% of the Company’s full-year revenue. The Company does not expect to provide any further information regarding the transaction until it reports earnings results for the third quarter.

On August 29, 2024, the Company issued a press release announcing the sale of IRE-Polus. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 referenced herein, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Exhibit Description
Exhibit 99.1	Press Released issued by the Registrant on August 29, 2024.
Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

August 29, 2024	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary